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                                                                      EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 17, 2000 on the Champion International Corporation Nonqualified Supplemental Savings Plan, the Champion International Corporation Management Incentive Deferral Plan, The Executive Retirement Plan for Employees of Weldwood of Canada Limited and the Weldwood of Canada Limited Employee Phantom Share Plan included in this Form 11-K into the Company's previously filed Registration Statement on Form S-8 (Registration No. 333-34069).


                                             /s/ Arthur Andersen LLP



Stamford, Connecticut
March 27, 2000